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                                 Exhibit 23 (j)

                          Independent Auditors Consent

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                                      C-2

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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated February 8, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of Montgomery Variable Series: Growth Fund and Montgomery Variable Series: Emerging Markets Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in such Registration Statement.



PricewaterhouseCoopers LLP
San Francisco, California
April 22, 2002